FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Net sales increase 7.8%, diluted EPS up 19.5% to $0.98 excluding restructuring costs
Raises 2012 EPS guidance range

MELVILLE, N.Y., May 8, 2012 - Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of healthcare products and services to office-based dental, medical and animal health practitioners, today reported record financial results for the quarter ended March 31, 2012.
Net sales for the first quarter of 2012 were $2.1 billion, an increase of 7.8% compared with the first quarter of 2011.  This consists of 8.4% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.8% and acquisition growth was 0.6% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the first quarter of 2012 was $80.8 million or $0.89 per diluted share.  Excluding restructuring costs of $11.8 million pre-tax or $0.09 per diluted share, net income attributable to Henry Schein, Inc. for the first quarter of 2012 was $89.1 million or $0.98 per diluted share, an increase of 16.4% and 19.5%, respectively, compared with the first quarter of 2011.
“This is the first quarter we are reporting net sales results for our global customer-centric business units, and we are pleased with growth in local currencies of mid-single-digits or better for each unit,” commented Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “Early in 2012 we implemented and largely completed a restructuring with the goal of optimizing our cost structure and improving profitability.  Based on the strength of our first quarter financial results and our continued confidence in our outlook for the rest of the year, we are increasing our EPS guidance range for 2012.  We look forward to the future with a more efficient organization and an ever-sharper global view of customers and their evolving needs.”
Global Dental sales of $1.2 billion increased 5.5%, consisting of 6.6% growth in local currencies and a 1.1% decline related to foreign currency exchange.  In local currencies, internally generated sales more

increased 6.2% and acquisition growth was 0.4%.  The 6.2% internal growth in local currencies included 4.5% growth in North America and 8.9% International growth.
“Dental sales growth was strong due to stable or improved patient traffic to dental offices in the major markets we serve.  We believe that we continued to gain market share in our global dental business,” commented Mr. Bergman.
Global Animal Health sales of $525.6 million increased 15.3%, including 15.4% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 14.8% and acquisition growth was 0.6%.  The 14.8% internal growth in local currencies included 15.8% growth in North America and 13.7% International growth.
“On a global basis our Animal Health business continued to make impressive gains in market share, in large part due to the expanding breadth and depth of our product offerings and strengthening relationships with our customers,” commented Mr. Bergman.  “We recently announced the signing of a definitive agreement to acquire AUV Veterinary Services, the leading distributor serving animal health practitioners in the Netherlands and Belgium.  By expanding our European animal health footprint, we have an opportunity to provide even greater value to our customers and manufacturing partners.”
Global Medical sales of $354.8 million increased 4.0%, including 4.2% growth in local currencies and a 0.2% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 3.6% and acquisition growth was 0.6%.  The 3.6% internal growth in local currencies included 3.4% growth in North America and 7.4% International growth.
“Our North America Medical business comprises well over 90% of our global Medical sales.  Growth in that market was largely fueled by increased penetration of larger group practices and solid growth in sales of pharmaceutical products.  These improvements were somewhat offset by lower sales of diagnostic consumable products due to a generally mild winter,” remarked Mr. Bergman.
Global Technology and Value-Added Services sales of $62.9 million increased 13.1%, including 13.2% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.0% and acquisition growth was 4.2%.  The 9.0% internal growth in local currencies included 9.9% growth in North America and 4.0% International growth.
“The performance of our Technology and Value-Added Services group continued to be excellent, with strong internal sales growth in the U.S. bolstered by strategic acquisitions.  More than 85% of revenue from our Technology and Value-Added Services group is derived from North America,” explained Mr. Bergman.  “First quarter results included particular strength in our electronic services business.”

more

Stock Repurchase Plan
The Company announced that it repurchased approximately 540,000 shares of its common stock during the first quarter at an average price of $70.92 per share, or approximately $39.0 million.  The impact of the repurchase of shares on first quarter diluted EPS was not material.  At the close of the first quarter, Henry Schein had $61.4 million authorized for future repurchases of its common stock.
Subsequent to the close of the first quarter, the Company’s Board of Directors authorized the repurchase of up to an additional $200 million of shares of the Company’s common stock.

2012 EPS Guidance
Henry Schein today raised 2012 financial guidance, as follows:

•
For 2012 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.30 to $4.40, which represents growth of 8% to 11% compared with 2011 results.  This compares with previous guidance for diluted EPS to be $4.25 to $4.34.

•	The Company notes that the 2012 fiscal year includes one less week than 2011.
•	Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. excludes restructuring costs.
•	The Company estimates restructuring costs for Q2 2012 will be approximately $2-$4 million on a pre-tax basis, or $0.02 to $0.03 per diluted share.
•
Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast
The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ: HSIC) is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 15,000 Team Schein Members and serves approximately 775,000 customers.

more

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company’s sales reached a record $8.5 billion in 2011, and have grown at a compound annual rate of 18% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562
(TABLES TO FOLLOW)

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	March 26,
	2012	2011

Net sales	$2,099,019	$1,947,761
Cost of sales	1,488,440	1,381,939
Gross profit	610,579	565,822
Operating expenses:
Selling, general and administrative	465,452	441,522
Restructuring costs	11,832	-
Operating income	133,295	124,300
Other income (expense):
Interest income	3,330	3,933
Interest expense	(7,640)	(8,085)
Other, net	525	323
Income before taxes, equity in earnings of affiliates
and noncontrolling interests	129,510	120,471
Income taxes	(41,840)	(39,153)
Equity in earnings of affiliates	1,391	1,653
Net income	89,061	82,971
Less: Net income attributable to noncontrolling interests	(8,309)	(6,476)
Net income attributable to Henry Schein, Inc.	$80,752	$76,495

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.92	$0.84
Diluted	$0.89	$0.82

Weighted-average common shares outstanding:
Basic	88,216	90,615
Diluted	90,666	93,161

more

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,813	$147,284
Accounts receivable, net of reserves of $62,145 and $65,853	957,470	888,248
Inventories, net	975,797	947,849
Deferred income taxes	54,553	54,970
Prepaid expenses and other	217,377	234,157
Total current assets	2,307,010	2,272,508
Property and equipment, net	259,760	262,088
Goodwill	1,483,094	1,497,108
Other intangibles, net	409,142	409,612
Investments and other	300,627	298,828
Total assets	$4,759,633	$4,740,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$571,341	$621,468
Bank credit lines	5,004	55,014
Current maturities of long-term debt	23,028	22,819
Accrued expenses:
Payroll and related	147,662	191,173
Taxes	131,811	121,234
Other	260,290	259,932
Total current liabilities	1,139,136	1,271,640
Long-term debt	453,058	363,524
Deferred income taxes	186,844	188,739
Other liabilities	84,081	80,568
Total liabilities	1,863,119	1,904,471

Redeemable noncontrolling interests	369,039	402,050
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
90,179,606 outstanding on March 31, 2012 and
89,928,082 outstanding on December 31, 2011 and	902	899
Additional paid-in capital	410,140	401,262
Retained earnings	2,061,263	2,007,477
Accumulated other comprehensive income	53,744	22,584
Total Henry Schein, Inc. stockholders' equity	2,526,049	2,432,222
Noncontrolling interests	1,426	1,401
Total stockholders' equity	2,527,475	2,433,623
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,759,633	$4,740,144

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 26,
	2012	2011

Cash flows from operating activities:
Net income	$89,061	$82,971
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	30,420	28,348
Stock-based compensation expense	8,754	8,345
Provision for losses on trade and other accounts receivable	1,144	1,728
Benefit from deferred income taxes	(8,182)	(6,772)
Equity in earnings of affiliates	(1,391)	(1,653)
Distributions from equity affiliates	3,324	449
Other	2,901	2,281
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(57,433)	10,990
Inventories	(12,532)	(6,944)
Other current assets	12,404	(1,131)
Accounts payable and accrued expenses	(117,075)	(70,138)
Net cash provided by (used in) operating activities	(48,605)	48,474

Cash flows from investing activities:
Purchases of fixed assets	(12,223)	(10,458)
Payments for equity investments and business
acquisitions, net of cash acquired	(18,980)	(133,614)
Proceeds from sales of available-for-sale securities	1,150	2,100
Other	(2,051)	413
Net cash used in investing activities	(32,104)	(141,559)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(50,016)	55,660
Proceeds from issuance of long-term debt	100,000	3,000
Principal payments for long-term debt	(10,650)	(1,526)
Proceeds from issuance of stock upon exercise of stock options	30,039	18,814
Payments for repurchases of common stock	(38,565)	(27,098)
Excess tax benefits related to stock-based compensation	8,548	5,797
Distributions to noncontrolling shareholders	(2,081)	(1,062)
Acquisition of noncontrolling interests in subsidiaries	(6,366)	(366)
Other	-	(90)
Net cash provided by financing activities	30,909	53,129

Net change in cash and cash equivalents	(49,800)	(39,956)
Effect of exchange rate changes on cash and cash equivalents	4,329	6,320
Cash and cash equivalents, beginning of period	147,284	150,348
Cash and cash equivalents, end of period	$101,813	$116,712

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

more

Exhibit A

Henry Schein, Inc.
2012 First Quarter
Sales Growth Rate Summary
(unaudited)

Q1 2012 over Q1 2011

Global	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	7.8%	6.2%	14.8%	3.6%	9.0%

Acquisitions	0.6%	0.4%	0.6%	0.6%	4.2%

Local Currency Sales Growth	8.4%	6.6%	15.4%	4.2%	13.2%

Foreign Currency Exchange	-0.6%	-1.1%	-0.1%	-0.2%	-0.1%

Total Sales Growth	7.8%	5.5%	15.3%	4.0%	13.1%

North America	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	6.5%	4.5%	15.8%	3.4%	9.9%

Acquisitions	0.5%	0.3%	0.0%	0.6%	4.9%

Local Currency Sales Growth	7.0%	4.8%	15.8%	4.0%	14.8%

Foreign Currency Exchange	-0.1%	-0.2%	0.0%	0.0%	-0.1%

Total Sales Growth	6.9%	4.6%	15.8%	4.0%	14.7%

International	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	10.4%	8.9%	13.7%	7.4%	4.0%

Acquisitions	0.7%	0.6%	1.2%	0.0%	0.0%

Local Currency Sales Growth	11.1%	9.5%	14.9%	7.4%	4.0%

Foreign Currency Exchange	-1.7%	-2.6%	0.0%	-3.5%	-0.3%

Total Sales Growth	9.4%	6.9%	14.9%	3.9%	3.7%

more

Exhibit B

Henry Schein, Inc.
2012 First Quarter
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter and YTD
			%
	2012	2011	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income Attributable to Henry Schein, Inc.	$80,752	$76,495	5.6%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$0.89	$0.82	8.5%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$8,301	$-
Net Income attributable to Henry Schein, Inc.	$8,301	$0
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.09	$0.00

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$89,053	$76,495	16.4%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$0.98	$0.82	19.5%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.